EXHIBIT 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, Steven D. Runkel, Chief Executive Officer of DPAC Technologies Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report of DPAC Technologies Corp. on Form 10-Q for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN D. RUNKEL Steven D. Runkel
Chief Executive Officer
November 15, 2010
I, Stephen J. Vukadinovich, Chief Financial Officer of DPAC Technologies Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report of DPAC Technologies Corp. on Form 10-Q for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN J. VUKADINOVICH Stephen J. Vukadinovich
Chief Financial Officer
November 15, 2010